UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): July 11, 2016
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COGENTIX MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5420 Feltl Road Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

(952) 426-6140
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 11, 2016, Darin Hammers was appointed as the Chief Executive Officer and President of the company. Mr. Hammers had been serving as the interim Chief Executive Officer and President of the company since May 24, 2016. The company and Mr. Hammers entered into an Employment Agreement dated July 11, 2016 (the “Employment Agreement”), the material terms of which provide, among other things, that (i) the base salary of Mr. Hammers will be $350,000 per year, (ii) Mr. Hammers will be entitled to annual cash bonus based upon achievement of certain financial and/or business milestones up to 60% of his base salary, subject to certain adjustment, (iii) Mr. Hammers will be granted an option to purchase 300,000 shares of common stock and 100,000 shares of restricted stock, subject to the applicable provisions, including those related to cancellation and/or forfeiture of such incentive awards, under the company’s 2015 Omnibus Incentive Plan, and (iv) Mr. Hammers will be paid his base salary for 12 months and an amount equal to his last established target bonus following termination of his employment by the company without Cause (as defined in the Employment Agreement) or by Mr. Hammers with Good Reason (as defined in the Employment Agreement). The foregoing description is a summary of the material terms of the Employment Agreement and is qualified in its entirety by the terms of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Effective July 11, 2016, Mr. Darin Hammers was also appointed as a director to Cogentix Medical, Inc.’s board of directors (the “Board”) to serve as a member of Class III of the Board.

In addition to serving as the interim Chief Executive Officer and President of the company since May 24, 2016, Mr. Hammers had served as the company’s Senior Vice President of Global Sales and Marketing since March 31, 2015 until January 4, 2016, when he was promoted to the position of Chief Operating Officer. Mr. Hammers had served as Senior Vice President of Global Sales and Marketing for Uroplasty, Inc. from September 2013 until March 31, 2015. From February 2013 until September 2013, he had served as Uroplasty’s Vice President of Global Sales. Prior to joining Uroplasty, Mr. Hammers had been the Vice President of Sales – Bard Medical Division at CR Bard from 2009 to 2013. He had held roles of increasing responsibility in sales and sales management with Boston Scientific Corporation from 1996 to 2009.

There is no arrangement or understanding between Mr. Hammers and any other persons pursuant to which Mr. Hammers was selected as a director of the company. Mr. Hammers does not have any direct or indirect material interest in any existing or currently proposed transaction to which the company is or may become a party requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Cogentix Medical, Inc. and Darin Hammers dated July 11, 2016 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2016	COGENTIX MEDICAL, INC.

	By:	/s/ Brett Reynolds
	Name:	Brett Reynolds
	Title:	Senior Vice-President and Chief Financial Officer

COGENTIX MEDICAL, INC.
CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Employment Agreement between Cogentix Medical, Inc. and Darin Hammers dated July 11, 2016	Filed electronically herewith